Exhibit 99.1
Meridian Corporation Declares Two-for-One Stock Split
MALVERN, PA., February 28, 2023 — Meridian Corporation (the "Company") (Nasdaq: MRBK) today announced that it has approved and declared a two-for-one stock split in the form of a 100% stock dividend on its outstanding shares of common stock. Each shareholder of record as of the close of business on March 14, 2023 will receive one additional share of Company common stock for each share then held, to be distributed after the close of business on March 20, 2023. Based on the number of shares currently outstanding, the Company will have 11,405,184 shares of common stock issued and outstanding, net of treasury shares, on a split-adjusted basis.
Christopher J. Annas, Chairman and CEO commented: "We are very pleased with our historical financial performance and excited about opportunities in our core Philadelphia metro market. The additional shares issued will allow for greater participation of shareholders on a local level at value prices. We feel a meaningful local shareholder base is important and can expand our branding in the tri-state area."

About Meridian Corporation
Meridian Bank, the wholly owned subsidiary of Meridian Corporation, is an innovative community bank serving Pennsylvania, New Jersey, Delaware, Maryland and Florida. Through more than 20 offices, including banking branches and mortgage locations, Meridian offers a full suite of financial products and services and specializes in business and industrial lending, retail and commercial real estate lending, electronic payments, and wealth management solutions. Meridian also has three national lending programs including leasing, SBA lending and residential mortgage banking. Meridian is a recognized leader, both in the local community and nationally for its lending programs. Meridian offers a broad menu of high-yield depository products supported by robust online and mobile access. For additional information, visit our website at www.meridianbanker.com. Member FDIC.

“Safe Harbor” Statement
In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Meridian Corporation’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Meridian Corporation’s control). Numerous competitive, economic, regulatory, legal and technological factors, risks and uncertainties that could cause actual results to differ materially include, without limitation, the impact of the COVID-19 pandemic and government responses thereto; on the U.S. economy, including the markets in which we operate; actions that we and our customers take in response to these factors and the effects such actions have on our operations, products, services and customer relationships; and the risk that the Small Business Administration may not fund some or all Paycheck Protection Program (PPP) loan guaranties; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and the effects of inflation, a potential recession, among others, could cause Meridian Corporation’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. Meridian Corporation cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Meridian Corporation’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2021 and subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Meridian Corporation does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Meridian Corporation or by or on behalf of Meridian Bank.
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